                                                                    EXHIBIT 23.3



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the CSX Corporation 2001 Employee Stock Purchase Plan of our report dated January 23, 2001, with respect to the consolidated financial statements of Conrail Inc. and subsidiaries as of December 31, 2000, which report appears in the December 29, 2000 Annual Report on Form 10-K of CSX Corporation and subsidiaries filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP                                        /s/ KPMG LLP
Richmond, Virginia                                           Norfolk, Virginia
July 27, 2001                                                July 27, 2001